EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.

CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Nathan Elwell / Daniel Haykin (212) 850-5600

Linden Alschuler & Kaplan, Inc. Media: Lisa Linden / Mollie Fullington 212-575-4545 / 917-346-6123

EMCOR GROUP, INC. CONFIRMS DATE OF ITS 2015 ANNUAL MEETING OF STOCKHOLDERS

NORWALK, CONNECTICUT, May 5, 2015 – EMCOR Group, Inc. (NYSE: EME) today confirmed that its Annual Meeting of Stockholders would be held on Thursday, June 11, 2015 at 10:00 A.M. EDT in the Town Hall Conference Room, 301 Merritt Seven, Norwalk, Connecticut.

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services.  This press release and other press releases may be viewed at the Company’s Web site at www.emcorgroup.com.

# # #